Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Vice President, Finance and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

(a)	the Form 10-Q Quarterly Report of the Company for the three and six months ended March 31, 2012 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Anthony S. Chilton
Anthony S. Chilton President and Chief Executive Officer Date: May 14, 2012

By: /s/ Jacqueline M. Lemke
Jacqueline M. Lemke Vice President, Finance and Chief Financial Officer Date: May 14, 2012